Consent of Independent Registered Public Accounting Firm
            ---------------------------------------------------------

The Board of Directors
Young Innovations, Inc.:

We consent to the incorporation by reference in registration statements Nos. 333-61572, 333-65673 and 333-57742 on Form S-8 of Young Innovations, Inc. of our reports dated March 4, 2005, with respect to the consolidated balance sheets of Young Innovations, Inc. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004 and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Young Innovations, Inc. and to the reference to our firm under the caption "Item 9A- Controls and Procedures."

(Signed) KPMG LLP

Chicago, Illinois
March 4, 2005